Exhibit 99.1

ONCOTELIC CLOSES COVID-19 CLINICAL TRIAL EARLY.

AGOURA HILLS, California, June 15, 2021 (GLOBE NEWSWIRE) — Oncotelic Therapeutics, Inc. (OTCQB:OTLC) (“Oncotelic” or the “Company”), a leading developer of TGF-β therapeutics for oncology, infectious diseases and respiratory health announced that, as of June 11, 2021, Oncotelic has discontinued enrollment in its OT-101 clinical trial in patients with COVID-19. The trial completed randomization of 32 out of 36 patients planned, on an intent to treat basis. The total of 32 patients consisted of 20 Part 1 patients, being patients with less severe disease and requiring none to low flow oxygen, and 12 Part 2 patients, being patients with more severe disease and requiring high flow oxygen with or without mechanical ventilation.

“Due to the continuing rise of more severe variants in Latin America, leading to exhaustion of medical care infrastructure in Latin America, Oncotelic chose to stop enrollment before full enrollment of the 18 patients needed for Part 2 so that we can unblind the trial to determine the role of TGF-beta in the variants currently dominant in Latin America. This will provide us with an opportunity to assess our corporate directions as to COVID.”, said Dr. Vuong Trieu, CEO and Chairman of Oncotelic.

“This study represented a thorough and comprehensive design and is expected to yield significant data associated with a number of biomarkers and immunological parameters resulting from the treatment of COVID-19 patients with OT-101. C001 is the only trial evaluating TGF-beta inhibitor as a COVID-19 therapeutic.”, said Dr. Anthony Maida, CCO and director of Oncotelic.

Recent data is supportive of our original hypothesis that COVID is driven by the TGF-beta surge which leads to the underlying pathologies as well as the tissue scarring responsible for long term post-COVID symptoms.

1)	Wang EY, Chen H, Sun BQ, et al. Serum Levels of the IgA Isotype Switch Factor TGF-β1 are Elevated in Patients with COVID-19 [published online ahead of print, 2021 May 7]. FEBS Lett. 2021;10.1002/1873-3468.14104. “in a total of 153 COVID-19 patients, that the serum levels of TGF-β1 were increased significantly at the early and middle stages of COVID-19, and correlated with the levels of SARS-CoV-2-specific IgA, as well as with the APACHE-II score in patients with severe disease. In view of the genetic association of the TGF-β1 activator THBS3 with severe COVID-19 identified by the COVID-19 Host Genetics Initiative, this study suggests TGF-β1 may play a key role in COVID-19.”
2)	Al-Aly Z, Xie Y, Bowe B. High-dimensional characterization of post-acute sequalae of COVID-19. Nature. 2021;10.1038/s41586-021-03553-9. “COVID-19 survivors (73,435 nonhospitalized patients and 13,654 hospitalized patients) faced an excess burden of respiratory conditions including respiratory failure, insufficiency, arrest and lower respiratory disease. Excess burden of nervous system disorders, cardiovascular conditions and gastrointestinal problems were evident, including neurocognitive disorders and headache, hypertension, cardiac dysrhythmias, circulatory signs and symptoms and chest pain, and esophageal disorders, abdominal pain and an increased use of laxatives, histamine antagonists, antacids and antidiarrheal agents”.

3)	Trieu V, Saund S, Rahate PV, Barge VB, Nalk KS, Windlass H, Uckun FM. Targeting TGF-β pathway with COVID-19 drug candidate ARTIVeda/PulmoHeal accelerates recovery from mild-moderate COVID-19. Clin Invest (Lond.). 2021; 11(1):10-18. “Artemisinin-containing drugs, such as ARTIVeda/PulmoHeal, have clinical impact potential in the treatment of COVID-19 because it can prevent the progression of the disease and accelerate the recovery of patients before they develop potentially life-threatening complications.”

About OT-101

OT-101 is an antisense against the host TGF-β protein required for viral replication and its overexpression likely to cause the wide range of clinical symptoms associated with COVID-19 including Kawasaki syndrome (Fatih M. Uckun, Vuong Trieu. Targeting Transforming Growth Factor-beta for Treatment of COVID-19-associated Kawasaki Disease in Children. Clin Res Pediatr 2020; 3(1): 1-3) and acute respiratory distress syndrome (ARDS) (Fatih M. Uckun, Larn Hwang, Vuong Trieu. Selectively targeting TGF-β with Trabedersen/OT-101 in treatment of evolving and mild ARDS in COVID-19. Clin. Invest. (Lond.) 2020; 10(2), 167-176. DOI: 10.4172/ Clinical-Investigation.1000166.).

TGF-β is elevated in COVID-19 (Xiong Y. et al. Transcriptomic characteristics of bronchoalveolar lavage fluid and peripheral blood mononuclear cells in COVID-19 patients. Emerging Microbes & infections 2020; 9:1, 761-770, DOI: 10.1080/22221751.2020.1747363. Agrati C. et al. Expansion of myeloid-derived suppressor cells in patients with severe coronavirus disease (COVID-19). Cell Death & Differentiation 2020; https://doi.org/10.1038/s41418-020-0572-6.).

About Oncotelic

Oncotelic (formerly known as Mateon Therapeutics, Inc.) was created by the 2019 reverse merger with Oncotelic, which became a wholly owned subsidiary of Oncotelic, thereby creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer and infectious diseases. OT-101, the lead immuno-oncology drug candidate of Oncotelic, is a first-in-class anti-TGF-βRNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. OT-101 also has shown activity against SARS-CoV-2 and COVID-19. Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare pediatric cancers. Oncotelic has rare pediatric designation for DIPG (OT-101), melanoma (CA4P), and AML (OXi4503). For more information, please visit www.oncotelic.com.

Oncotelic’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the Company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the Company faces known and unknown risks, including the risk factors described in the Company’s annual report on Form 10-K filed with the SEC on April 14, 2021 and in the Company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Oncotelic Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com